Exhibit 24
POWER OF ATTORNEY
WHEREAS, the Board of Directors of USG Corporation (the “Corporation”) has approved the filing of a Registration Statement on Form S-8 relating to the registration of an additional 4,500,000 shares of the Corporation’s Common Stock, par value $0.10 per share, in connection with the Corporation’s Long-Term Incentive Plan, as amended (the “Registration Statement”);
NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard H. Fleming, D. Rick Lowes and Ellis A. Regenbogen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
This power of attorney has been signed the 21st day of July 2010 by the following persons:

/s/ William C. Foote	/s/ Richard P. Lavin

William C. Foote, Chairman and Chief	Richard P. Lavin, Director
Executive Officer and Director

/s/ Jose Armario	/s/ Steven F. Leer

Jose Armario, Director	Steven F. Leer, Director

/s/ Robert L. Barnett	/s/ Marvin E. Lesser

Robert L. Barnett, Director	Marvin E. Lesser, Director

/s/ Lawrence M. Crutcher	/s/ James S. Metcalf

Lawrence M. Crutcher, Director	James S. Metcalf, Director

/s/ W. Douglas Ford	/s/ Judith A. Sprieser

W. Douglas Ford, Director	Judith A. Sprieser, Director

William H. Hernandez William H. Hernandez, Director